EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE Contact: Robert Lentz Robert A. Lentz & Associates (614) 876-2000

PDSi ELECTS NEW CHIEF EXECUTIVE OFFICER AND PRESIDENT

COLUMBUS, Ohio (March 13, 2006) – Pinnacle Data Systems, Inc. (PDSi)

(AMEX: PNS) today announced the Board of Directors has elected Michael R. Sayre to the position of Chief Executive Officer and President of the Company effective March 13, 2006. Mr. Sayre previously was the Company’s Executive Vice President and Chief Financial Officer.

Mr. Sayre served as Executive Vice President of the Company since July 2001 and has been Chief Financial Officer and Treasurer since September 2001. From October 2003 to January 2004, he served as interim Corporate Secretary of the Company. Prior to joining PDSi, Mr. Sayre was Executive Vice President and Chief Financial Officer of LogiKeep Inc., a network security intelligence business, and also served on its Board of Directors. From 1996 to 2000, he was the Corporate Controller for Worthington Industries Inc., a leading diversified metal processing company, and also served on the Board of Governors of a Worthington joint venture, Spartan Steel Coatings LLC, from 1997 to 2000. Previously, Mr. Sayre held management positions in information technology and manufacturing and distribution with other companies.

John Bair has been elected to a new executive management position, Chief Technology and Innovation Officer. His duties will include maintaining active oversight of developments in the Company’s key markets as well as current and emerging technology applications, especially as they apply to PDSi’s customers.

Mr. Bair said, “As Chairman, and on behalf of the entire Board of Directors, I want to congratulate Mike Sayre and underscore our full support for him as he leads the Company and continues to execute its strategic plan. In my new position, I will also be working with him to help shape PDSi’s future by identifying new business opportunities, including potential acquisitions, that will contribute to its long-term success.”

Michael R. Sayre, Chief Executive Officer and President, stated, “John Bair, one of PDSi’s founders, has provided great vision and leadership throughout the Company’s 17 year history. We look forward to benefiting further from his extensive experience and passion for the Company in his new responsibilities.”

Mr. Sayre continued, “I would also like to thank Chris Winslow for his contributions to the leadership of PDSi during the past six years. During his tenure as President and Chief Operating Officer and Vice President of Sales, the Company’s revenues increased significantly; a number of global Fortune 500 customers were added in key markets, we successfully completed our first acquisition, and PDSi’s footprint was expanded to international markets. We are poised to realize further benefits as we continue to implement our focused growth strategy.”

Christopher L. Winslow has resigned as President and Chief Operating Officer and Director of the Company effective immediately to pursue other interests and the Company wishes him the very best in his new business endeavors.

About PDSi

PDSi provides product lifecycle service solutions to Original Equipment Manufacturers (OEMs) in the medical, telecommunications, defense, imaging and computer equipment industries, among others. PDSi offers a full range of computer and computer-related product development and manufacturing services to increase product speed to market and engineered product life, and service and support solutions for units in the field through comprehensive product lifecycle management programs encompassing depot repair, advanced exchange, contact center support and end-of-life control. For more information, visit the PDSi Website at www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the search for a new Chief Financial Officer and Treasurer, and the Company is poised to realize further benefits from implementation of its focused growth strategy. The words “expect,” “anticipate,” “seek,” “plan,” “should” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include changes in general economic conditions, changes in the specific markets for our products and services, adverse business conditions, changes in customer order patterns, increased competition, changes in our business or our relationship with major technology partners, pricing pressures, lack of adequate financing to take advantage of business opportunities that may arise, lack of success in technological advancements, and risks associated with our new business practices, processes and information systems. The Company undertakes no obligations to publicly update or revise such statements. For more details, please refer to the Company’s Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB.

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